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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         August 31, 1996
                                                --------------------------------

                        Physician Support Systems, Inc.
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            (Exact name of registrant as specified in its charter)


        Delaware                 33-80731                   13-3624081
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(State or other jurisdiction    (Commission                (IRS Employer
     of incorporation)          File number)            Identification No.)


        Route 230 and Eby-Chiques Road, Mt. Joy, PA           17552
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        (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code       (717) 653-5340
                                                   -----------------------------

                                not applicable
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        (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets.

        On August 31, 1996, Physician Support Systems, Inc., a Delaware corporation (the "Company"), acquired the capital stock outstanding of EE&C Financial Services, Inc., a New York corporation ("EEC"), through a merger of a wholly owned subsidiary of the Company into EEC (the "Merger"). EEC provides accounts receivable management and other services to hospitals.

        All of the shares of capital stock of EEC issued and outstanding immediately before the Merger were converted at the time of the Merger into the right to receive an aggregate of 1,026,852 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company. In connection with the Merger, the Company also repaid certain outstanding indebtedness of EEC in an aggregate amount of $2,622,971 by issuing an aggregate of 131,148 additional shares of Common Stock. The Merger will be accounted for by the Company as a "pooling of interests."

        In connection with the transaction, the Company granted the EEC stockholders the right to include their shares of Common Stock acquired in the Merger in certain registrations of Common Stock and to demand, under certain circumstances and subject to certain limitations, that their shares of Common Stock be registered in public sales at various times.

        The President and Chief Executive Officer of EEC entered into an employment agreement with EEC in connection with the Merger, pursuant to which he agreed to be employed by EEC for a period of three years after the Merger. Pursuant to the Merger Agreement, the President and Chief Executive Officer of EEC will be appointed to the Board of Directors of the Company.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

    (a) Financial Statements of Business Acquired.

    (b) Pro Forma Financial Information.

        As of the date of this Report, it is impracticable to provide the required financial statements and pro forma financial information relating to EEC. Such statements and information will be filed as soon as they become available, and in any event not later than 60 days after the date this Report is filed with the Securities and Exchange Commission.

    (c) Exhibits.

    (2) Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession. Exhibit 2 - Agreement and Plan of Merger among Physician Support Systems, Inc., PSS EE&C Financial Services, Inc. and EE&C Financial Services, Inc., dated as of August 30, 1996 (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request).

   (10) Material Contracts. Exhibit 10.1 - Registration Rights Agreement, dated as of August 30, 1996 among Physician Support Systems, Inc., Eltman, Eltman & Cooper, P.C., each of the shareholders of EE&C Financial Services, Inc., and Peter D. Cooper, as representative of the shareholders.

        Exhibit 10.2 - Employment Agreement, dated as of August 30, 1996 between EE&C Financial Services, Inc. and Peter D. Cooper.

   (99) Additional Exhibits. Exhibit 99 - Copy of press release issued by the Company September 3, 1996.

                                       2

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                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                PHYSICIAN SUPPORT SYSTEMS, INC.

Date  September 13, 1996                        By   /s/ David S. Geller
                                                     --------------------------
                                                     David S. Geller
                                                     Senior Vice President
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                                 EXHIBIT INDEX

Exhibit 2

Agreement and Plan of Merger among Physician Support Systems, Inc., PSS EE&C Financial Services, Inc. and EE&C Financial Services, Inc., dated as of August 30, 1996 (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request).

Exhibit 10.1

Registration Rights Agreement, dated as of August 30, 1996 among Physician Support Systems, Inc., Eltman, Eltman & Cooper, P.C., each of the shareholders of EE&C Financial Services, Inc., and Peter D. Cooper, as representative of the shareholders.

Exhibit 10.2

Employment Agreement, dated as of August 30, 1996 between EE&C Financial Services, Inc. and Peter D. Cooper.

Exhibit 99

Copy of press release issued by the Company September 3, 1996.